Exhibit 99.1

For Immediate Release

Cooper Industries plc Statement Of Intention Not To Make A Firm Offer For Laird

Dublin, Ireland, August 1, 2011 – Further to the announcements by each of Cooper (NYSE: CBE) and Laird on 30 July and the statement by the Panel on Takeovers and Mergers on 27 June 2011, Cooper hereby confirms that it does not intend to make an offer for Laird PLC (“Laird”).

Cooper continues to believe that there would be strategic merit in acquiring Laird but is unwilling to proceed at the price at which the Board of Laird will engage with Cooper or without being able to undertake due diligence. Consistent with its announcements on 27 July and 30 July, Cooper has elected to withdraw its interest.

For the purposes of Rule 2.8 of the City Code on Takeovers and Mergers (the “Code”), Cooper reserves the right to make, announce or participate in an offer or possible offer, including a reverse takeover, for Laird and/or to take any other action which would otherwise be restricted under Rule 2.8 of the Code within six months of the date of this announcement:

(i)	with the agreement or recommendation of the board of directors of Laird; or

(ii)	following an announcement of an offer by or on behalf of a third party for Laird; or

(iii)	following an announcement by or on behalf of Laird of a whitewash proposal (as described in Note 1 of the Notes on Dispensations from Rule 9 of the Code) or a reverse takeover (as described in Note 2 to Rule 3.2 of the Code); or

(iv)	if there is a material change of circumstances.

Enquires:
Cooper Industries plc
David Barta, Senior VP and CFO (+1 713 209 8478)
Daniel Swenson, VP Investor Relations (+1 713 209 8484)

Barclays Capital (Financial Adviser to Cooper and Cooper Industries Holdings (Ireland) Limited (“Holdings”))

Mark Warham, Managing Director, (+44 20 7623 2323)

Mark Todd, Managing Director, (+44 20 7623 2323)

Bertie Whitehead, Director Corporate Broking (+44 20 313 49802)

Financial Dynamics (Public relations)

United Kingdom

Richard Mountain, Senior Managing Director (+44 20 7269 7186)

Andrew Lorenz, Chairman Financial Communications (+44 20 7269 7113)

United States – Media Only

Kal Goldberg, Senior Managing Director (+1 212 850 5731)

David Roady, Senior Managing Director (+1 212 850 5632)

Further information

Barclays Capital, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting for Cooper and Holdings and no-one else in relation to the proposal referred to in this announcement, and will not be responsible to anyone other than Cooper and Holdings for providing the protections afforded to Barclays Capital’s clients or for providing advice in relation to the proposal or other matters referred to in this announcement.

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this announcement or otherwise. The distribution of this announcement in jurisdictions outside the United Kingdom may be restricted by law and therefore persons into whose possession this announcement comes should inform themselves about, and observe, such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.

Forward Looking Statements

This announcement may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from the anticipated results and the financial condition indicated in these forward-looking statements. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: market and economic conditions, competitive pressures, volatility of raw material, transportation and energy costs, our ability to develop and introduce new products, our ability to implement revenue growth plans and cost-reduction programs, mergers and acquisitions and their integration, implementation of manufacturing rationalization programs, changes in mix of products sold, changes in financial markets including currency exchange rate fluctuations and changes in legislation and regulations (including changes in tax laws). A discussion of these factors may be found in Cooper’s Annual Report on Form 10-K and other recent SEC filings.

About Cooper Industries

Cooper Industries plc (NYSE: CBE) is a global electrical products manufacturer with 2010 revenues of $5.1 billion. Founded in 1833, Cooper’s sustained success is attributable to a constant focus on innovation, evolving business practices while maintaining the highest ethical standards, and meeting customer needs. The Company has seven operating divisions with leading market positions and world-class products and brands including: Bussmann electrical and electronic fuses; Crouse-Hinds and CEAG explosion-proof electrical equipment; Halo and Metalux lighting fixtures; and Kyle and McGraw-Edison power systems products. With this broad range of products, Cooper is uniquely positioned for several long-term growth trends including the global infrastructure build-out, the need to improve the reliability and productivity of the electric grid, the demand for higher energy-efficient products and the need for improved electrical safety. In 2010 fifty-nine percent of total sales were to customers in the industrial and utility end-markets and thirty-nine percent of total sales were to customers outside the United States. Cooper has manufacturing facilities in 23 countries as of 2011. For more information, visit the website at www.Cooperindustries.com.

Dealing disclosure requirements

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.